Exhibit 99.1

ACM Research’s Operating Subsidiary ACM Research (Shanghai) Announces Issuance Report on Private Offering of Ordinary Shares
Fremont, Calif., September 24, 2025 – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer and panel processing solutions for semiconductor and advanced packaging applications, today announced that its operating subsidiary, ACM Research (Shanghai), Inc. (“ACM Shanghai”), has issued its report on the private offering of ordinary shares (the “Private Offering”) on the Shanghai Stock Exchange website [link to China Disclosure], in accordance with applicable regulations of the STAR Market and the China Securities Regulatory Commission.

ACM Shanghai issued 38,601,326 ordinary shares at RMB 116.11 per share, raising gross proceeds of RMB 4.5 billion (approx. US$630 million) and net proceeds of RMB 4.4 billion (approx. US$624 million) after deducting offering-related expenses. The proceeds are intended to be used for research and development, capital expenditures and working capital.

The Private Offering was allocated to 17 qualified investors, all of whom subscribed entirely in cash. The newly issued shares will be registered with the China Securities Depository and Clearing Corporation and subject to the six-month lock-up period before becoming eligible for trading on the STAR Market.

Following the Private Offering, ACM estimates its equity interest in ACM Shanghai will decrease to approximately 74.5% from 81.1% before the offering. ACM will remain the controlling shareholder of ACM Shanghai.

All USD amounts above are for reference only and are translated using the September 23, 2025 Wall Street Journal closing exchange rate.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance

1602181259.2

Exhibit 99.1

on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.

© ACM Research, Inc. ACM Research logo is trademark of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean ACM will not assert, to the fullest extent under applicable law, its rights to such trademarks. All other trademarks are the property of their respective owners.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group Steven C. Pelayo, CFA +1 (360) 808-5154 steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia Gary Dvorchak, CFA gary@blueshirtgroup.co

1602181259.2